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NATIONAL DENTEX CORPORATION

NOTICE OF SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS

National Dentex Corporation will be holding a Special Meeting in Lieu of the 2007 Annual Meeting of Stockholders as follows:

Date:	Tuesday, May 15, 2007
Time:	10:00 a.m.
Place:	Posternak Blankstein & Lund LLP Prudential Tower 800 Boylston Street, 33rd Floor Boston, MA 02199-8004

At the meeting, we will be asking our stockholders to:

•	elect all six members of the Board of Directors;

•	vote to approve an amendment to our 1992 Employees’ Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for purchase under the ESPP by 150,000 shares (representing approximately 2.7% of the outstanding shares);

•	ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for 2007; and

•	consider any and all other business, if properly raised.

You may vote at the meeting if you owned National Dentex stock at the close of business on March 23, 2007, the date that our Board of Directors has set as the record date for the meeting. Enclosed with the proxy statement for the meeting, you will find a copy of our Annual Report on Form 10-K for 2006.

Your vote at the meeting is very important to us regardless of the number of shares you own. Please vote your shares, whether or not you plan to attend the meeting, by completing the enclosed proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

Donald H. Siegel P.C.
Secretary

We are mailing this notice, proxy statement, and form of proxy beginning on or about April 6, 2007.

NATIONAL DENTEX CORPORATION
526 Boston Post Road
Wayland, Massachusetts 01778

PROXY STATEMENT

GENERAL INFORMATION

What is this document?  This is the Notice of our Special Meeting in Lieu of the 2007 Annual Meeting of Stockholders combined with our proxy statement which provides important information for your use in voting your shares of our common stock at the meeting.

Who can vote?  You can vote your shares of common stock if our records show that you owned the shares as of the close of business on March 23, 2007. A total of 5,510,694 shares of common stock are eligible to vote at the meeting. You are permitted one vote for each share of common stock you owned on March 23, 2007, including (1) shares held in your name as a stockholder of record, and (2) shares held in “street name” for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?  Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the meeting. Sign and date the proxy card and mail it back in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal in accordance with the Board of Director’s recommendations below.

How does the Board of Directors recommend that I vote on the proposals?  The Board of Directors recommends that you vote:

FOR the election of the six nominees to serve as directors;

FOR the approval of the Amendment to the 1992 Employees’ Stock Purchase Plan; and

FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for 2007.

What if other matters come up at the meeting?  The matters described in this proxy statement are the only matters we know that will be voted on at the meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares in their discretion.

Can I change my vote after I return my proxy card?  Yes. At any time before the meeting, you can change your vote either by sending our Corporate Secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the meeting rather than by completing the proxy card?  Although we encourage you to complete and return the proxy card even if you plan to attend the meeting to ensure that your vote is counted, you can always vote your shares in person at the meeting.

Who will count the votes?  The votes will be counted, tabulated and certified by our transfer agent and registrar, Registrar and Transfer Company. A representative of Registrar and Transfer Company will serve as the inspector of elections at the meeting.

Will my vote be kept confidential?  Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

What do I do if I am a beneficial owner and my shares are held in “street name”?  If your shares are held in the name of your broker, a bank, or other nominee, that party will give you instructions for voting your shares, which should be enclosed with this document.

What constitutes a quorum?  In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, or at least 2,755,348 shares. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are those shares that are held in “street name” by a broker, bank, or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

What vote is required for each item?

Election of directors.  Under our by-laws, provided a quorum is present, the six nominees receiving the highest number of votes cast at the meeting will be elected, regardless of whether that number represents a majority of the votes cast.

Approval of the Amendment to the 1992 Employees’ Stock Purchase Plan.  Under our by-laws, provided a quorum is present, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve the amendment to the 1992 Employees’ Stock Purchase Plan.

Ratification of selection of PricewaterhouseCoopers LLP as our independent auditors.  Under our by-laws, provided a quorum is present, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to ratify PricewaterhouseCoopers LLP as our independent auditors.

How will votes be counted?  Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted by mail, or on a ballot voted in person at the meeting. With respect to the election of directors, and the ratification of the selection of our independent auditors, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they either (1) abstain or are withheld from voting on a particular matter, or (2) are “broker non-votes.” If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from you, as the beneficial owner. Accordingly, votes withheld for a particular director nominee and broker non-votes will have no effect on the outcome of the election of directors. Under our by-laws, neither abstentions nor broker non-votes will have an effect on the outcome of the voting to approve the amendment to the 1992 Employees’ Stock Purchase Plan, or on the voting on the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors.

Where can I find the voting results?  We intend to announce the preliminary voting results at the meeting, and will report the voting results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2007, which we expect to file with the Securities and Exchange Commission (“SEC”) in August 2007. The results will be contained in Part II, Item 4 of that Quarterly Report, which will be available via Internet on the SEC’s website, www.sec.gov.

Who pays for this proxy solicitation?  We do. In addition to sending you and other stockholders these materials, one of our officers, directors or employees may contact you and other stockholders by telephone, by mail, or in person. None of these persons will receive any extra compensation for doing this. If necessary, we may retain the proxy solicitation firm Morrow & Co., at a cost which we would not expect to exceed $5,000.

How and when may I submit a stockholder proposal for consideration at next year’s annual meeting of stockholders (or special meeting in lieu thereof) or to nominate individuals to serve as directors? If you are interested in submitting a proposal for inclusion in our proxy statement for the annual meeting next year (or special meeting in lieu of the annual meeting), or would like to recommend a nominee for director, we must receive your written proposal at our principal executive offices no later than December 7, 2007, which is the 120th calendar day before the one-year anniversary of the proxy statement we are releasing to our stockholders for this year’s annual meeting. If the date of next year’s annual meeting (or special meeting in lieu of the annual meeting) is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials next year. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Under our articles of organization, by-laws, and applicable Massachusetts law, no proposal or other business can be considered at next year’s meeting that is not included in the notice we mail for next year’s meeting. Any proposals should be addressed to:

National Dentex Corporation
526 Boston Post Road
Wayland, Massachusetts 01778
ATTN: Richard F. Becker, Jr.,
Executive Vice President-Treasurer and Assistant Secretary
Fax: (508) 358-6199

Copy of By-law Provisions:  You may contact our Assistant Secretary (Mr. Becker) at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals. Our by-laws also are available on the Investor Relations page on our website at http://www.nationaldentex.com.

How may I communicate with the Board of Directors or the non-management directors on the Board of Directors?  You may submit an e-mail to our Board of Directors at bod@nationaldentex.com.  All directors have access to this e-mail address. Communications intended for non-management directors should be directed to the attention of Mr. Norman F. Strate at the e-mail address above.

Does National Dentex have a policy regarding the attendance of directors at the meeting?  Our by-laws mandate that the Board of Directors hold a meeting immediately after each annual meeting of stockholders, or the special meeting in lieu thereof. As a result, as a practical matter we normally expect each of our directors to be present at the stockholders’ meeting.

How many directors attended last year’s meeting?  All five of our directors attended last year’s meeting.

Does National Dentex have a Code of Conduct applicable to all directors, officers, and employees?  Yes. In accordance with Section 406 of the Sarbanes-Oxley Act and Rule 4350(n) of NASDAQ’s listing rules, we have adopted a Code of Conduct that is applicable to all directors, officers and employees. Our Code of Conduct provides for an enforcement mechanism and requires that waiver of its provisions for any of our directors or officers must be approved by our Board of Directors. We are required to disclose any such waivers on a Form 8-K within four business days.

Is the Code of Conduct publicly available?  Yes. It is available on the Investor Relations page of our website at www.nationaldentex.com.

How can I obtain an Annual Report on Form 10-K?  A copy of our Annual Report on Form 10-K for the year ended December 31, 2006 is enclosed with this proxy statement. Stockholders may request another free copy of our 2006 Annual Report on Form 10-K by making a written or telephone request to:

National Dentex Corporation
526 Boston Post Road
Wayland, Massachusetts 01778
ATTN: Richard F. Becker, Jr.,
Executive Vice President-Treasurer and Assistant Secretary
Fax: (508) 358-6199
Phone: (508) 358-4422

Our Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov.

Who should I contact if I have any questions?  If you have any questions about the meeting or any matters relating to this proxy statement, please contact Richard F. Becker, Jr., at the address and telephone number above.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING

Item 1.	Election of Directors

In accordance with our by-laws, on March 6, 2007 our Board of Directors took action to increase the size of our Board of Directors by one (from five to six) effective as of our special meeting in lieu of annual meeting. Accordingly, our entire Board of Directors, to consist of six members, will be elected at the meeting. The directors elected will hold office until their successors are elected and qualified, which should occur at the next annual meeting or special meeting in lieu thereof, in accordance with our by-laws.

The Board recommends that you vote FOR each of the following six nominees:

•	David L. Brown

•	Thomas E. Callahan

•	Jack R. Crosby

•	David V. Harkins

•	James E. Mulvihill, D.M.D.

•	Norman F. Strate

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal and for these nominees.

Biographical information about each of these nominees can be found at pages 9 and 10 of this proxy statement.

Item 2.	Proposal to Approve an Amendment to our 1992 Employees’ Stock Purchase Plan

Our Employees’ Stock Purchase Plan (the “ESPP”) was approved by our stockholders in 1992, under which an aggregate of 300,000 shares of our common stock may be purchased, through a payroll deduction program, generally at a price equal to 85% of the fair market value of our common stock on certain specified dates during a particular plan year. The ESPP is intended to encourage ownership of our common stock by our employees and to provide additional incentive for our employees to promote the success of our business by enabling eligible employees to purchase shares of our common stock. The ESPP is intended to be an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code. It is a broad-based plan that is open to substantially all of our full-time employees.

As of December 31, 2006, a total of 275,970 shares had been purchased under the ESPP. We estimate that all of the remaining 24,030 shares will have been purchased in the current plan year during April 2007. As a result, if the proposed amendment is not approved, there will be no additional shares available for future purchases under the ESPP.

In view of this situation, on March 6, 2007, our Board of Directors approved an amendment to the ESPP, subject to stockholder approval at the meeting. The proposed amendment would increase the number of shares available for future purchases under the ESPP by 150,000 shares (representing approximately 2.7% of the current number of outstanding shares of our common stock). The ESPP would remain unchanged in all other respects. Our Board of Directors believes that continuing to afford our employees the opportunity to purchase shares under our ESPP will assist us in continuing to attract, motivate and retain key personnel, and will benefit National Dentex in the long term by aligning the interest of our employees more closely with those of our stockholders.

The Board of Directors recommends that you vote FOR approval of the amendment.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.

Item 3.	Proposal to Ratify the Selection of Independent Registered Public Accounting Firm

Our Board of Directors, after receiving a favorable recommendation from the Audit Committee, has again selected PricewaterhouseCoopers LLP (“PwC”) to serve as our independent Registered Public Accounting Firm to examine our financial statements for the fiscal year ending December 31, 2007. A resolution to ratify this selection will be presented at the meeting.

Stockholder approval of the selection of PwC is not required by law. Although not required to do so, the Board is submitting the selection of PwC for ratification by National Dentex’s stockholders for their views. However, if the stockholders do not ratify the selection, the Audit Committee will take that into account in future deliberations. The Audit Committee will retain the ultimate discretion to appoint or terminate the appointment of our auditors, irrespective of the outcome of this proposal.

PwC audited and reported upon our financial statements for fiscal 2006. In connection with that audit, PwC also reviewed our Annual Report on Form 10-K, quarterly financial statements for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and certain of our filings with the SEC, and consulted with our management as to the financial statement implications of matters under consideration.

A representative of PwC will be at the meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions. PwC has advised us that it has no direct, nor any indirect, financial interest in National Dentex or any of its subsidiaries.

The Board recommends that you vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for these nominees.

Information about the fees and services we paid to PwC in 2005 and 2006 is contained on page 16 of this proxy statement.

OWNERSHIP OF NATIONAL DENTEX STOCK

The following table shows the number of shares of our common stock beneficially owned as of March 9, 2007 by:

•	each person who we believe beneficially owns more than 5% of our common stock;

•	each nominee for director;

•	each executive officer shown in the summary compensation table below; and

•	all executive officers and directors as a group.

		Percentage of
	Number of	Outstanding
Name	Shares(1)	Shares(2)

5% Stockholders:
Artisan Partners Limited Partnership(3)	829,451	15.1%
875 East Wisconsin Ave., #800
Milwaukee, WI 53202
ClearBridge Advisors, LLC(3)	585,188	10.6%
399 Park Avenue
New York, NY 10022
FMR Corp.(3)	526,549	9.6%
82 Devonshire Street
Boston, MA 02109
Royce & Associates, LLC(3)	411,500	7.5%
1414 Avenue of the Americas
New York, NY 10019
Nominees for Director and Executive Officers:
David V. Harkins(4)*	49,314	0.9%
Jack R. Crosby*	3,154	0.1%
Norman F. Strate(5)*	10,107	0.2%
Thomas E. Callahan(6)*	1,056	**
James E. Mulvihill, D.M.D.+	—	—
David L. Brown(7)*†	240,773	4.2%
Donald E. Merz(8)†	88,500	1.4%
Richard F. Becker, Jr.(9)†	80,275	1.4%
Arthur B. Champagne (10)†	48,030	0.9%
Wayne M. Coll (11)†	17,547	0.3%
All executive officers and directors/nominees as a group (11 persons)	538,756	9.1%

*	Nominee for re-election as a director. The address of this person is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

**	Less than 0.1%

+	Nominee for election as a director. The address of this person is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

†	Executive officer. The address of this person is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

(1)	The number of shares beneficially owned by each entity, person, director, nominee for director, or named executive officer is determined under applicable SEC rules, particularly Rule 13d-3, and the information is not necessarily indicative of beneficial ownership for any other purposes. Under such rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power. Such persons are also deemed under the same rules to beneficially own any shares that they have the right to acquire within 60 days of March 9, 2007, through the exercise of stock options or other similar rights. This stock ownership information is based upon information furnished to us by the persons named on the table.

(2)	Ownership percentage is reported based on 5,510,694 shares of common stock outstanding on March 9, 2007, plus, as to each holder thereof and no other person, the number of shares (if any) that such person has the right to acquire within 60 days of March 9, 2007, through the exercise of stock options or other similar rights.

(3)	Information as to the number of shares is as of December 31, 2006 and is furnished in reliance on the most recently filed Schedule 13G of the named beneficial owner.

(4)	Mr. Harkins owns 47,718 shares and 1,596 shares of restricted stock which vest on June 15, 2007.

(5)	Mr. Strate owns 10,107 shares. He also owns 1,596 restricted stock units which vest on June 15, 2007 and are not included in the above table.

(6)	Mr. Callahan owns 1,056 shares. He also owns 1,596 restricted stock units which vest on June 15, 2007 and are not included in the above table.

(7)	Mr. Brown owns 31,523 shares and holds options for 209,250 shares, all of which are exercisable within 60 days of March 9, 2007.

(8)	Mr. Merz owns 2,250 shares and holds options for 86,250 shares, all of which are exercisable within 60 days of March 9, 2007.

(9)	Mr. Becker owns 17,275 shares and holds options for 63,000 shares, all of which are exercisable within 60 days of March 9, 2007.

(10)	Mr. Champagne owns 4,500 shares, is deemed under applicable SEC rules to beneficially own 30 shares held by his wife, and holds options for 43,500 shares, all of which are exercisable within 60 days of March 9, 2007.

(11)	Mr. Coll owns 447 shares and holds options for 17,100 shares, all of which are exercisable within 60 days of March 9, 2007.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Biographies of Nominees for Directors.  All of the nominees for election at the meeting, except for Dr. Mulvihill, currently serve as directors. Each has agreed to be named in this proxy statement and to serve as a director if elected.

Name	Age	Office Held

David V. Harkins	66	Chairman of the Board and Director
David L. Brown	66	President, Chief Executive Officer and Director
Thomas E. Callahan	67	Director
Jack R. Crosby	80	Director
Norman F. Strate	66	Director
James E. Mulvihill, D.M.D.	66	Nominee for Director

David V. Harkins is the Chairman of our Board of Directors and has served as a director of National Dentex since 1982. He has been affiliated with Thomas H. Lee, L.P. and its predecessor Thomas H. Lee Company, since its founding in 1974, and currently serves as Vice Chairman of Thomas H. Lee Partners, L.P. In addition, he has over 30 years experience in the investment and venture capital industry with the John Hancock Mutual Life Insurance Company, where he began his career, as well as TA Associates and Massachusetts Capital Corporation. He is currently a Director of Dunkin Brands, Inc. and Nortek, Inc.

David L. Brown has served as a director of National Dentex since 1998 when he was also appointed President. He became our Chief Executive Officer in 2000. Mr. Brown joined National Dentex in 1984 as our Vice President-Finance and Chief Financial Officer, and was appointed Treasurer in 1991. He is the past Chairman of the Dental Trade Alliance and is a member of its Board of Directors. Mr. Brown is a former director of the Dental Trade Alliance Foundation and of the National Association of Dental Laboratories and is a former member of the Board of Fellows of the Harvard School of Dental Medicine.

Thomas E. Callahan has served as a director of National Dentex since 2004. Mr. Callahan served as Senior Vice President and Chief Financial Officer of Welch Foods, Inc. from 1990 until his retirement in 2001. He also served as a director of Welch Foods from 1996 through 2001. He is Chairman of the Board of Trustees of the Tilton School in Tilton, New Hampshire and is a director of the Economic Education Foundation, a non-profit organization that promotes economic education in Massachusetts schools. He is also a former director of the Boston Chapter of Financial Executives International.

Jack R. Crosby has served as a director of National Dentex since 1992. He is Chairman of The Rust Group, a private investment partnership headquartered in Austin, Texas. Mr. Crosby serves as Chief Executive Officer and director of CinemaStar Luxury Theaters, Inc. (which filed for protection under Chapter 11 of the U.S. Bankruptcy Code during 2001 and emerged from bankruptcy in August 2002), as well as numerous other privately-held entities.

Norman F. Strate has served as a director of National Dentex since 1997. He is currently the President of TBS Technologies, a company developing technology for the generation and delivery of chlorine dioxide for disinfection applications. He is also a partner in The Strate Group, a merger and acquisitions firm and a member of the Advisory Board of Strategic Insights, a global commercial intelligence firm. Mr. Strate is the former President and Chief Executive Officer of Protonex Technology Corporation as well as a former member of its Board of Directors. He served as Chief Executive Officer of J.F. Jelenko & Co., a supplier of dental products to dental labs, from 1986 until it was acquired by Heraeus, GmbH in 1996. Mr. Strate is a former member of the Board of Fellows of the Harvard School of Dental Medicine, a former member of the Lehigh University Alumni Association Board, and an active member of the Permanent Board of Directors of The William J. Gies Foundation for the Advancement of Dentistry of the American Dental Education Association.

James E. Mulvihill, D.M.D. is a nominee for election as a director of National Dentex. In 1995, Dr. Mulvihill became President and CEO of the Forsyth Dental Center in Boston, Massachusetts. In 1996, he was appointed to a three year term as President and CEO of the Juvenile Diabetes Foundation International (“JDFI”). Since leaving JDFI, Dr. Mulvihill has continued to work with a number of non-profit health care organizations, including The American Dental Education Association and its William J. Gies Foundation, Harvard University Health Services,

The University of Connecticut Health Center and Foundation, and the First Tee, a national youth development program. Dr. Muvihill currently serves on the boards of directors of the National Fund for Medical Education and the Foundation for Blood Research and is a member of the Board of Overseers of the Joslin Diabetes Center. He holds a Doctor of Dental Medicine degree from the Harvard School of Dental Medicine.

Director Independence.  The Board of Directors has determined that each of our directors and nominees for director is an “independent” director as defined under applicable NASDAQ rules, except for Mr. Brown, who serves as our President and Chief Executive Officer. The “independent” directors thus constitute a majority of our Board of Directors. In making this determination for Dr. Mulvihill, the Board considered the fact that Dr. Mulvihill is the chief of the dental service at Harvard University Health Services and that a small portion of Harvard’s dental laboratory work is done by the National Dentex laboratory in Manchester, New Hampshire.

Attendance at Annual Meeting and at Meetings of the Board and Its Committees.  All five of our current directors attended last year’s special meeting in lieu of an annual meeting. Our Board of Directors held four meetings during 2006. Each director attended all of these meetings and that of each committee on which he serves, except for Mr. Harkins, who attended one of the four meetings of our Board of Directors.

Executive Sessions of Independent Directors.  In 2006, our independent directors met in executive session four times without any member of our management present. Mr. Brown, who is not an independent director due to his position as our President and Chief Executive Officer, was not present at these executive sessions of our independent directors.

Committees of the Board of Directors.  Our Board of Directors has four principal committees: the Audit Committee, the Compensation Committee, the Nominating Committee, and the Executive Committee. All of the members of the Audit, Compensation, and Nominating Committees are “independent” directors as defined under applicable SEC and NASDAQ rules. Each of the members of the Executive Committee is “independent” under applicable SEC and NASDAQ rules, except for Mr. Brown.

The following chart describes the function and membership of each committee of our Board of Directors and the number of times that it met in 2006:

Audit Committee — 11 Meetings

Function	Members

• Engage the independent auditors	Thomas E. Callahan (Chairman)
• Review the annual financial statements	Jack R. Crosby
• Review control procedures and accounting practices	Norman F. Strate
• Monitor accounting and reporting practices
• Review compliance with the conflict-of-interest policy
• Review our capital structure
• Exercise such other functions as mandated by the Sarbanes-Oxley Act and other applicable law and regulations

See the report of the Audit Committee beginning on page 12.

Compensation Committee — 2 Meetings

Function	Members

• Review and approve compensation and benefit programs • Approve compensation of senior executives • Administer stock incentive plans	Norman F. Strate (Chairman) Jack R. Crosby Thomas E. Callahan

See the report of the Compensation Committee on page 17.

Nominating Committee — 1 Meeting

Function	Members

• Review and recommend to the full Board nominations for election to the Board of Directors	Jack R. Crosby (Chairman) Norman F. Strate Thomas E. Callahan

Executive Committee — 1 Meeting

Function	Members

• Approve terms of acquisitions of dental laboratories or other businesses under $1.0 million in purchase price	David V. Harkins (Chairman) Norman F. Strate David L. Brown

Audit Committee.  Our Board of Directors adopted our Audit Committee’s current written charter in March 2004 in response to new requirements imposed by the Sarbanes-Oxley Act of 2002 and related rules and regulations of the SEC and NASDAQ.

Our Board of Directors has determined that each of the three members of the Audit Committee is “independent” under applicable NASDAQ rules which impose additional independence criteria in determining eligibility for director service on audit committees. In addition, our Board of Directors has determined that the Chairman of the Audit Committee, Mr. Callahan, qualifies as an “audit committee financial expert” as defined by applicable regulations promulgated by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act.

Nominating Committee.  The Nominating Committee will consider candidates for our Board of Directors that are recommended by our stockholders to the extent such nominations are provided no later than the deadline for stockholder proposals and in the manner for stockholders proposals outlined above on pages 3 and 4. The Nominating Committee believes that all nominees must possess, as a minimum qualification, the personal integrity necessary to comply with all applicable legal and regulatory duties imposed on directors of public companies, including without limitation, the fiduciary duties of care and loyalty, and must possess sufficient business and other relevant experience to be able to exercise business judgment in the best interests of National Dentex and its stockholders. The Nominating Committee is committed to evaluating nominees recommended by our stockholders no differently than other nominees, other than to the extent to which the Committee may, as a preliminary matter, need to consider the extent to which any such individual possesses the minimum qualifications to be a nominee, and the extent to which any such individual possesses business experience and other criteria that would make his or her service as a director of National Dentex an asset to us and our shareholders.

Corporate Governance Materials

The following corporate governance materials are available and can be viewed and downloaded from the investor relations page of our web site at www.nationaldentex.com:

•	our By-Laws;

•	our Audit Committee Charter;

•	our Nominating Committee Charter; and

•	the Business Ethics and Conduct Guidelines applicable to all our employees, executive officers and directors;

A copy of these materials is also available to our stockholders free of charge on request to our Assistant Secretary, Richard F. Becker, Jr., c/o National Dentex Corporation, 526 Boston Post Road, Wayland, Massachusetts 01778

Indemnification

We have for many years carried Directors’ and Officers’ (“D&O”) liability insurance. Our current insurance coverage was purchased for the period April 1, 2007 to April 1, 2008 for an annual premium of $165,000. We purchased this coverage from Federal Insurance Company. This coverage, subject to a number of standard exclusions and certain deductibles, indemnifies our directors and officers for liabilities or losses incurred in the performance of their duties up to an aggregate sum of $10,000,000. No sums have been paid under this coverage to us or any directors or officers nor have any claims for reimbursement been made under this policy.

Audit Committee Report

The Audit Committee is composed of three non-employee directors, each of whom is an “independent director” under applicable SEC and NASDAQ rules governing the qualifications of the members of audit committees. The Board of Directors has determined that the Chairman of the Audit Committee, Mr. Callahan, qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent auditors for the purpose of preparing and issuing an audit report. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of National Dentex in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

The Audit Committee is responsible for providing independent, objective oversight of National Dentex’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors, reviews National Dentex’s financial disclosures, and meets privately, outside the presence of management, with the independent auditors to discuss internal accounting control policies and procedures and financial personnel.

In fulfilling its oversight responsibilities, the Audit Committee met to review and discuss with management the audited financial statements contained in the Annual Report on Form 10-K and the quarterly financial statements during fiscal 2006, including the specific disclosures in the section titled “Management Discussion and Analysis of Financial Condition and Results of Operations.” These discussions with management also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to the Board of Directors.

The Audit Committee held 11 meetings during the fiscal year ended December 31, 2006. The meetings were designed to facilitate and encourage communication between members of the Audit Committee and management as well as private communication between the members of the Audit Committee and our independent auditors, PricewaterhouseCoopers LLP (“PwC”).

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors and considered the compatibility of the provision of non-audit services by the independent auditors with the auditors’ independence.

During 2006, National Dentex paid no fees to PwC for consulting work outside of the review and audit of our financial statements, the review of certain of our SEC filings, the audit of our 401(k) plan, and the related tax work.

During 2004, management began the process of documenting, assessing and testing National Dentex’s system of internal controls in response to the requirements of the Sarbanes-Oxley Act of 2002. In consultation with the Audit Committee, management retained Deloitte & Touche LLP (“Deloitte”) to assist it in this project. The Audit Committee has been kept apprised of progress in this process, including planning and result updates provided by management, Deloitte, and PwC.

The Audit Committee certifies that it has adopted a formal written Audit Committee Charter and that the Audit Committee has a policy in accordance with the applicable NASDAQ listing rules and standards of reviewing and reassessing the adequacy of this Charter on an annual basis.

The Audit Committee hereby affirms that it:

•	Has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2006 with the management of National Dentex;

•	Has discussed with National Dentex’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented; and

•	Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence.

Based on its review and discussions described above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that National Dentex’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Audit Committee has selected and the Board of Directors has ratified, subject to further ratification by the stockholders, the selection of PwC as independent auditors for the fiscal year ending December 31, 2007. If the selection of PwC is not ratified at the annual meeting, the Audit Committee will consider the engagement of other independent auditors. The Audit Committee may terminate the engagement of PwC as National Dentex’s independent auditors without the approval of National Dentex’s stockholders whenever the Audit Committee deems such termination necessary or appropriate.

Submitted by:

Thomas E. Callahan, Chairman
Jack R. Crosby
Norman F. Strate

Transactions With Related Persons

Under SEC rules, we are required to disclose material transactions with National Dentex in which “related persons” have a direct or indirect material interest. Related persons include any of our directors, nominees for director, or executive officers, and any immediate family members of such persons. The term “transaction” is broadly defined under SEC rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness.

Based on information available to us and provided to us by our directors and executive officers, we do not believe that there were any such material transactions in effect since the beginning of our most recently completed fiscal year on January 1, 2006, or that any such material transactions were or are proposed to be entered into during 2007, except as follows. Effective January 2007, John W. Green IV became an executive officer of National Dentex upon his appointment as our Executive Vice President, Laboratory Operations. In March 2005, National Dentex acquired all of the outstanding capital stock of Green Dental Laboratories, Inc., of Heber Springs, Arkansas, from its two shareholders, Mr. Green and Richard M. Nordskog. Under the terms of the stock purchase agreement by which we acquired his Green Dental stock, we paid Mr. Green an additional $814,540 in each of 2006 and 2007, and are obligated to pay him an additional $814,540 in 2008. In addition, in 2006 we also paid Mr. Green $212,554 for consulting services that he rendered prior to becoming an employee of National Dentex. In 2007, we have paid Mr. Green an additional $317,333 as consideration under a non-competition agreement that we have with him. In 2008, we expect to pay Mr. Green an additional $158,667 as consideration under that non-competition agreement.

Our Board of Directors has a policy that generally requires it to review and approve any related party transactions. Management is required to present to the Board specific information with respect to any such transaction expected to be entered into. After reviewing this information, the Board will approve such transaction only if the following two conditions are met: (1) the Board believes that the transaction is in the best interests (or not inconsistent with the best interests) of National Dentex and its shareholders, and (2) the transaction must be entered into by National Dentex on terms that are comparable to, or better than, those that would be obtained in an arm’s length transaction with an unrelated third party. If any additional related party transactions are entered into without prior approval of the Board, management is required to present such transactions to the Board for approval or ratification at the next subsequent Board meeting.

DIRECTOR COMPENSATION

Annual Retainer.  We annually afford each of our non-employee directors the opportunity to receive, at their individual choice, either (1) a cash retainer fee of $30,000, or (2) restricted stock or restricted stock units having a fair market value of $36,000 on the date of our annual meeting (or special meeting in lieu thereof). All of our directors, except Mr. Brown, are non-employee directors.

With respect to 2006, Mr. Crosby elected to receive the cash retainer fee, Mr. Harkins elected to receive restricted stock, and Messrs. Strate and Callahan both elected to receive restricted stock units. The elections to receive $36,000 worth of restricted stock and restricted stock units resulted in awards of restricted stock (in the case of Mr. Harkins) and restricted stock units (in the cases of Messrs. Strate and Callahan) equal to 1,596 shares, based upon the closing price of our common stock ($22.55) on May 16, 2006, the date of last year’s special meeting in lieu of our annual meeting.

Committee Service and Attendance Fees.  In additional to the annual retainer, we pay each non-employee director $1,000 for each meeting of the Board of Directors that he attends (or $500 for participating by telephone). We pay the Chair of the Audit Committee (Mr. Callahan) an additional $10,000 for serving in that capacity. We pay the other members of the Audit Committee (Messrs. Crosby and Strate) an additional $2,000 annually for their service on that Committee. We also pay the Chairs of each of our Executive, Compensation and Nominating Committees (Messrs. Harkins, Strate, and Crosby, respectively) an additional $2,000 for serving in those capacities. All of these additional payments for committee service and attendance are made in cash. In addition, all of our directors are reimbursed for travel and similar expenses incurred in connection with their service. We do not offer our directors any other perquisites or benefits in exchange for their service.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation that we paid our non-employee directors for the fiscal year ended December, 31, 2006. Our President and Chief Executive Officer, Mr. Brown, earned no compensation for his service as a director.

						Change in
						Pension
	Fees Earned				Non-Equity	Value and
	or Paid in		Stock	Option	Incentive Plan	Nonqualified
	Cash		Awards	Awards	Compensation	Deferred	All Other
Name	$		$	$	$	Compensation	Compensation	Total

David V. Harkins	$3,000	(1)	$36,000	$0	$0	$0	$0	$39,000
Thomas E. Callahan	15,500	(2)	36,000	0	0	0	0	51,500
Jack R. Crosby	39,500	(3)	0	0	0	0	0	39,500
Norman F. Strate	9,000	(4)	36,000	0	0	0	0	45,000

(1)	Mr. Harkins received $2,000 as Executive Committee Chairman and $1,000 in meeting fees.

(2)	Mr. Callahan received $10,000 as Audit Committee Chairman and $5,500 in meeting fees.

(3)	Mr. Crosby elected to receive his annual retainer fee in cash ($30,000). He also received $2,000 as Nominating Committee Chairman, $2,000 as a member of the Audit Committee, and $5,500 in meeting fees.

(4)	Mr. Strate received $2,000 as Compensation Committee Chairman, $2,000 as a member of the Audit Committee and $5,000 in meeting fees.

Processes and Procedures for Determining Director Compensation.  The Compensation Committee is comprised of three directors, all of whom meet the applicable independence requirements of the SEC and NASDAQ. The Board of Directors appoints the Chairman of the Compensation Committee and determines which directors serve on the Committee.

The Compensation Committee is solely responsible for determining all matters concerning compensation for the independent members of the Board. All compensation recommendations by the Compensation Committee are submitted to the full Board for review and approval. Directors who are employees of National Dentex do not receive any compensation for their service as a director. Mr. Brown is the only director employed by National Dentex.

The Compensation Committee has sole authority to directly retain external consultants and to commission surveys or analyses that it determines necessary to fulfill its responsibilities.

Executive officers play no role in determining the amount or form of director compensation, other than gathering information, such as survey data, from external sources, as directed by the Compensation Committee.

The Committee annually reviews the competitiveness of our director compensation using available survey data covering similarly sized U.S. public companies from general industry.

INDEPENDENT REGISTERED ACCOUNTING FIRM’S FEES AND SERVICES

The following table represents fees that we paid to PricewaterhouseCoopers LLP (“PwC”) for professional services rendered for the audit of our annual financial statements for 2005 and 2006 and fees billed for audit-related services, tax services, and all other services by PwC for 2005 and 2006.

	2005	2006

Audit fees	$474,250	$660,600
Audit-Related fees	28,000	88,830
Tax fees	25,500	—
All other fees	—	—

TOTAL	$527,750	$749,430

Audit Fees

These are fees related to professional services that PwC rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K, the audit of management’s assessment of our internal control over financial reporting and PwC’s own audit of our internal control over financial reporting, the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, the audit of acquisition accounting, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees

These are fees for assurance and related services and consisted primarily of specific internal control process reviews, audits of employee benefit plans, and consultations regarding accounting and financial reporting.

Tax Fees

These are fees for professional services related to tax return preparation services and tax compliance services.

Audit Committee’s Pre-approval Policy and Procedures

The Audit Committee of our Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors. We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The Audit Committee may pre-approve services that are expected to be provided to National Dentex by the independent auditors during the following 12 months. At the time the Audit Committee grants such pre-approval, it must (1) identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the pre-approved services and (2) establish a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. At regularly scheduled meetings of the Audit Committee, management or the independent auditors must report to the Audit Committee regarding each service actually provided to National Dentex.

During 2006, PwC provided no services other than in accordance with the pre-approval policies and procedures described above.

Engagement of Deloitte & Touche LLP

The implementation of Section 404 of the Sarbanes-Oxley Act of 2002 prompted us to engage the services of Deloitte & Touche LLP, which provided internal control design consultation and testing services as well as project management to help us meet our compliance obligations. Our engagement of Deloitte & Touche LLP did not relate to the audit of our annual financial statements. The amounts we paid Deloitte & Touche LLP for their professional services was in addition to the amounts set forth above.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis appearing in this proxy statement, and based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and (by incorporation by reference) in our most recently filed Annual Report on Form 10-K.

The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation Committee.

Submitted By:

Norman F. Strate, Chairman
Jack R. Crosby
Thomas E. Callahan

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Employees are the key to success in the dental laboratory industry, which is driven by the importance of building and fostering relationships with dentists. Accordingly, we believe that it is necessary for us to have a competitive compensation and benefits program that will enable us to attract, retain and motivate the employees we need to operate successfully in our competitive industry. Additionally, we believe that we should give our employees the opportunity to participate in the ownership of National Dentex proportionally to each employee’s contribution to our success.

This Compensation Discussion and Analysis, or CD&A, describes the compensation program for our named executive officers and how it relates to this overall philosophy.

The Compensation Committee of our Board of Directors is composed of three directors, all of whom meet the applicable independence requirements of the SEC and NASDAQ. The Board of Directors appoints the Committee’s Chairman and determines the composition of the Committee’s members.

The Compensation Committee is responsible for approving all matters concerning our total compensation practices and philosophy, including the conducting of periodic reviews of those practices and the philosophy that underlies them to ensure that they support the objectives of National Dentex and the interests of its stockholders. The Committee is responsible for administering and interpreting our 1992 Long Term Incentive Plan, our 2001 Stock Plan, our 1992 Employees’ Stock Purchase Plan, our Dollars Plus 401 (k) Plan, our Supplemental Executive Retirement Plan, our other general health and welfare benefit plans, and all other compensation and benefits plans.

The Compensation Committee has sole authority to retain and terminate all external consultants and to commission surveys or analyses that it determines necessary to fulfill its responsibilities. Additionally, the Committee has sole authority to approve the fees of the external consultants. During 2006, the Committee utilized the services of Strategic Compensation Partners as its external compensation advisor for all matters concerning our senior management compensation programs and to evaluate and make judgments regarding our current compensation arrangements with our President and Chief Executive Officer, Mr. Brown.

The Compensation Committee annually reviews and approves the corporate goals and objectives for our President and CEO’s compensation, evaluates his performance in light of those goals and objectives, establishes his total compensation, and refers its recommendations to the independent directors of the Board of Directors for ratification.

In addition, the Compensation Committee annually reviews with our President and CEO the individual compensation for our other executive officers. Below this level, the Committee approves the overall design of the total executive compensation program and delegates the discretion to approve individual compensation decisions to our President and CEO.

Our Compensation Committee met twice during 2006. At those meetings, the Committee reviewed and approved our corporate goals and objectives relative to executive compensation and evaluated the performance of the President and CEO and other members of our senior management in light of those goals and objectives.

Elements of Compensation

The fundamental purpose of our executive compensation program is to provide competitive compensation and benefits that will enable us to attract, retain and motivate the senior management and other personnel we need to operate successfully in our competitive industry and meet our financial objectives. Specific goals to implement this philosophy are:

•	provide compensation competitive with similar companies;

•	reward executives consistent with the performance of National Dentex;

•	recognize individual performance;

•	attract, retain and motivate qualified executives; and

•	encourage our executives to increase stockholder value by aligning their interests with the interests of our stockholders.

To achieve these goals, the Compensation Committee has put in place an executive compensation program with five basic elements; base salary, annual cash bonus, stock options, health and welfare benefits, and change-in-control agreements. The Committee intends to review its compensation policies from time to time in order to take into account factors which are unique to National Dentex.

The Compensation Committee does not use specific formulas to determine the amount of compensation allocated to each element of the compensation program. Instead, the Committee makes subjective, individual decisions that provide for an appropriate mix of the elements of compensation based upon the individual’s job responsibilities, overall job performance, and the competitive marketplace.

Base Salary.  The Compensation Committee determines the base salary of each executive officer. The Committee considers competitive industry salaries, the nature of the officer’s position, the officer’s contribution and experience, and the officer’s length of service. Base salaries are conservatively pegged to a level we subjectively believe to be competitive with the average levels of base salary in organizations of similar size.

For 2006, Strategic Compensation Partners used executive compensation surveys for comparison purposes obtained from The Survey Group, Aon Consulting, ERI Executive Salary Assessor, and Towers Perrin. The surveys were generally based on broad indexes of U.S. public companies of reasonably comparable size.

Annual Cash Bonus.  The Compensation Committee grants annual cash bonuses to executive officers based directly on the short-term financial performance of both our operating dental laboratories and National Dentex as a whole. This annual cash bonus is designed to provide better-than-competitive pay only for better-than-competitive financial performance.

National Dentex has established cash incentive plans which reward:

•	dental laboratory management and other key employees who directly influence the financial performance of an individual dental laboratory, as expressed in terms of sales growth, customer retention and laboratory operating income; and

•	key executives, based upon our achievement of corporate earning targets, expressed in terms of pre-tax income, as compared to our budget for each year.

This “compensation-for-performance” philosophy is designed to ensure that annual compensation awards follow the achievement of specific financial goals that are important to National Dentex’s overall business objectives. Our bonus plans at both the laboratory and corporate level provide that cash bonuses will be paid only upon the achievement of certain performance targets. At the laboratory level, these targets are based on laboratory operating income. At the corporate level, the targets are based on pre-tax income for our business as a whole, and for 2006, 100% of the target payments would have been payable upon achievement of approximately $14.0 million of pre-tax income. In 2006, laboratory operating income declined 4.5% from the previous year. Accordingly, the payments made under our laboratory plan declined by $338,000, or 7.6%, from the payments made for 2005. Similarly, our pre-tax income in 2006 was approximately $9.4 million, a 20.3% decline from the prior year. This resulted in a 72.0% decrease in payments under our corporate plan for 2006 compared to the previous year.

Stock Options.  The Compensation Committee administers our stock incentive plans, which seek to reward executives and other employees for helping create long-term value to our stockholders. The goals of our stock incentive plans are to:

•	reward executives for long-term strategic management and the enhancement of stockholder value through appropriate equity ownership in National Dentex;

•	support a performance-oriented environment that rewards plan participants for improving the financial performance of National Dentex; and

•	attract, retain and motivate key executives and employees that are important to our long-term success.

The number of shares of each stock option is within the discretion of the Compensation Committee and is based on a variety of subjective factors, including past performance, competitive factors, evaluation of other compensation, anticipated future contribution, and the overall ability to impact our results. All stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. In granting options, the Committee does not have any policy or practice of linking grants to the public release of financial or other information.

Since our last annual meeting, the Compensation Committee also has had the ability to grant shares of restricted stock or restricted stock units. While these have been offered to directors in lieu of their annual cash retainer, the Committee has not made any such grants to executive officers or other employees during this time.

While the Compensation Committee believes that grants of stock options can be important elements of an appropriate compensation program, the Committee has not made any grants of stock options since January 2003. In large part, this reflects changes in accounting rules and standards that have impacted the way in which stock option grants are reflected in companies’ financial statements. In particular, the Committee continues to assess the effect that the Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” might have on any subsequent grants of stock options that we may make and will balance the impact that such grants might have on our financial condition and reported results of operations against the benefits of a stock option program in attracting, retaining and motivating key management personnel.

Employee Stock Purchase Plan.  Our Employees’ Stock Purchase Plan (“ESPP”) is intended to encourage ownership of our common stock by our employees and to provide additional incentive for employees to promote the success of our business. The ESPP enables our employees, through a payroll deduction program, to purchase shares of our common stock at a discount, primarily at a price equal to 85% of the fair market value of our common stock on certain specified dates during a particular plan year. The ESPP is intended to be an “Employee Stock Purchase

Plan” within the meaning of Section 423 of the Internal Revenue Code. It is a broad-based plan that is open to substantially all of our full-time employees.

Employee benefits and retirement plans.  Our various employee benefits and retirement plans are intended to attract, retain and motivate qualified executives by ensuring that our overall benefits package is competitive and provides an adequate opportunity for retirement savings. We maintain a number of broad-based benefit plans that are available to all of our employees, including group medical, dental, life insurance and short and long term disability plans, all of which are contributory. We offer all of our employees, including our executive officers, the ability to participate in a tax-qualified defined contribution 401(k) plan, which allows savings for retirement on a tax deferred basis. We provide matching contributions of up to 2.5% of deferred compensation. The Summary Compensation Table on page 23 below includes information about contributions we made for our named executive officers for 2006.

In 1995 we implemented a Supplemental Executive Retirement Plan and in 1996 we implemented a Supplemental Laboratory Executive Retirement Plan. These plans are designed to provide certain of our key employees, including our named executive officers, annual benefits payable over a period of ten years beginning on the participant’s 65th birthday or the participant’s date of retirement (whichever comes later). In order to provide these benefits, we have purchased life insurance contracts for each participating employee. The benefits for each participant vest over periods of ten years. Accordingly, certain participants are fully vested. The Summary Compensation Table on page 23 and the Nonqualified Deferred Compensation Table on page 25 below include information regarding premiums we have paid, our contributions during 2006, and accumulated benefits as of December 31, 2006, the end of our most recently completed fiscal year, for each of our named executive officers.

Employment Contracts and Change in Control Agreements.  National Dentex has entered into employment agreements with David L. Brown, our President and CEO, and Richard F. Becker, Jr., who serves as Executive Vice President and Treasurer, which provide for annual base salaries that may be increased at the discretion of our Board of Directors. These agreements also provide for participation in our Executive Incentive Compensation Plan, reimbursement of expenses, and the same types of benefits that we generally offer to our other executives. The agreements automatically renew for one-year terms until such time as they may be terminated by National Dentex or the named employee.

National Dentex has also has entered into change of control and severance agreements with each of David L. Brown, Donald E. Merz, Richard F. Becker, Jr., Richard G. Mariacher, Arthur B. Champagne and Lynn D. Dine, which provide for a severance benefit upon termination of employment within two years after a change in control of National Dentex. Except for Mr. Brown, these agreements provide that, in the event that the named employee is terminated without cause, or terminates his employment for certain specified reasons (such as a reduction in compensation or duties), within two years of a change of control, the employee will receive severance benefits equal to two times (2x) his base salary in effect immediately prior to the date of termination, plus two times (2x) the average amount of the bonus payable for the two fiscal years ending on or immediately prior to the date of termination. In Mr. Brown’s case, these severance benefits are three times (3x) salary and three times (3x) the average bonus over the two preceding years.

Executive Compensation Decisions in 2006.  Our Compensation Committee determines the compensation of our President and CEO, subject to approval by the independent directors serving on our Board of Directors. Our President and CEO recommends compensation for the other named executive officers to the Compensation Committee and the Board of Directors for their review and approval.

In 2006, we paid our President and CEO, David L. Brown, a base salary of $350,000. This salary level was set in January 2005 based on Mr. Brown’s performance up to that time, his reputation and status in the dental laboratory industry, his experience, and his leadership of National Dentex. The base salaries during 2006 of our other named executive officers are included in the Summary Compensation Table on page 23.

Our Compensation Committee has set the following base salaries for 2007 for our other named executive officers:

		Percentage Increase
	2007	Over 2006
Named Executive Officer	Base Salary	Base Salary

David L. Brown	$350,000	—
Donald E. Merz	200,000	—
Richard F. Becker, Jr.	230,000	4.5%
Arthur B. Champagne	185,000	—
Wayne M. Coll	160,000	14.3%

Mr. Brown was not paid a cash bonus for 2006. His annual cash bonus was determined under our Corporate Executive’s Incentive Plan. Mr. Brown had a target bonus of 50% of his base salary, or $175,000. The Compensation Committee determined that, notwithstanding Mr. Brown’s individual performance during a year in which National Dentex, among other things, completed its largest acquisition to date, payment of a cash bonus to him for 2006 would be inappropriate and would be detrimental to internal pay equity based on the decline in our pre-tax income in 2006 compared to the prior year.

At Mr. Brown’s recommendation, the Compensation Committee determined that cash bonuses to each of the other named executive officers be based on an overall review of individual performance and the executive officer’s position within the National Dentex organization. Accordingly, Mr. Becker was awarded a cash bonus for 2006 of $15,000 (or 22.7% of his bonus target of $66,000) and Mr. Coll was awarded a cash bonus for 2006 of $15,000 (or 42.9% of his bonus target of $35,000).

As discussed above, the Compensation Committee engaged an independent consultant to evaluate our compensation arrangements with Mr. Brown. The consultant informed the Committee that Mr. Brown’s base salary and annual cash bonus targets were appropriately pegged at or close to market averages, based on the studies reviewed. The consultant, however, informed that Committee that the long-term incentives we offer Mr. Brown are below those being offered to his peers at other companies. In response, the Committee implemented an additional supplemental executive retirement plan, solely for Mr. Brown, that will pay him up to an additional $125,000 per year in retirement income, commencing upon his attaining age 75 in 2016. Under the plan’s terms, Mr. Brown’s right to receive this additional benefit vests in five equal installments of $25,000 over five years, beginning on January 22, 2007 (when he became entitled to receive $25,000 per year) and increasing on January 22 of each subsequent year (provided that he continues to be employed by us) until January 22, 2011, when he would become entitled to payment of the entire benefit amount of $125,000 per year. In addition, the plan provides that Mr. Brown and his surviving spouse, if any, shall be eligible to participate in any coverage that we provide our senior executives under medical and dental insurance plans, from time to time, including any required co-payments or employee contributions.

Executive Officers of National Dentex.  The following table sets forth our current executive officers, their ages, the positions and offices held by each person, and the year each person first served as an executive officer of National Dentex. The officers serve at the discretion of the Board of Directors.

			First Year as
			an Executive
Name	Age	Offices Held	Officer

David L. Brown	66	President, Chief Executive Officer, and Director	1984
Donald E. Merz	68	Senior Vice President	1987
Richard F. Becker, Jr.	54	Executive Vice President, Treasurer, and Assistant Secretary	1990
John W. Green, IV	53	Executive Vice President, Laboratory Operations	2007
Arthur B. Champagne	66	Senior Vice President	1986
Wayne M. Coll	43	Vice President, Chief Financial Officer, and Assistant Treasurer	2003

David L. Brown’s background is summarized on page 9 above.

Donald E. Merz has been in the dental laboratory industry for over 35 years with National Dentex or its predecessors. He has been a Vice President of National Dentex since 1987. In 1998, Mr. Merz became Senior Vice President.

Richard F. Becker, Jr. served as Corporate Controller of National Dentex from 1984 to 1990, Vice President and Corporate Controller from 1990 to 1996 and Vice President, Treasurer and Chief Financial Officer from 1996 to 2007. He was made Executive Vice President in 2005 and is currently our Executive Vice President and Treasurer. Prior to joining National Dentex, Mr. Becker held a number of financial management positions with Etonic, Inc. and Kendall Company, subsidiaries of Colgate-Palmolive, Adage Corporation, William Underwood Company, and Rix Corporation. Mr. Becker is a member of the Board of Directors of the National Association of Dental Laboratories and the Laboratory Advisory Committee of the National Foundation of Dentistry for the Handicapped.

John W. Green, IV founded Green Dental Laboratories in Heber Springs, Arkansas in 1980, which was acquired by National Dentex in March 2005. Mr. Green is currently our Executive Vice President of Laboratory Operations. He has served on the boards of directors of both The Dental Laboratory Conference and the American Dental Trade Association. He was a co-founder of Garreco, Inc., a dental laboratory products company, and of Dental Management Systems, a dental laboratory consulting firm.

Arthur B. Champagne has been a Vice President of National Dentex since 1986. In January 2007, he became Senior Vice President. Mr. Champagne has been employed by National Dentex and its predecessors for over 40 years.

Wayne M. Coll has been employed by National Dentex since 1990 and is currently our Vice President, Chief Financial Officer and Assistant Treasurer. He served as our Corporate Controller from 1996 to 2007. He was promoted to Assistant Treasurer in April 2003 and Vice President in January 2006. Prior to joining National Dentex, Mr. Coll held several financial management positions, including Assistant Controller at Depot Distributors, Inc.

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation that we paid to our CEO, our CFO and other “named executive officers” for the fiscal year ended December 31, 2006.

									Change in
									Pension Value
									Non-qualified
Name and									Deferred
Principal					Stock	Option	Non Equity		Compensation	All other
Position	Year	Salary	Bonus		Awards	Awards	Incentive Plan		Earnings	Compensation		Total

David L. Brown	2006	$350,000	$0		$0	$0	$0		$0	$162,166	(3)	$512,166
President, CEO	2005	350,000	150,000		0	0	0		0	172,563		672,563
	2004	300,000	65,000		0	0	0		0	173,063		538,063
Wayne M. Coll	2006	140,000	15,000	(1)	0	0	0		0	18,959	(4)	173,959
Vice President, CFO	2005	120,000	26,000		0	0	0		0	7,810		153,810
	2004	100,000	25,000		0	0	0		0	7,310		132,310
Donald E. Merz	2006	200,000	0		0	0	39,741	(2)	0	14,145	(5)	253,886
Senior Vice President	2005	185,000	55,000		0	0	38,876		0	3,500		282,376
	2004	175,000	33,000		0	0	39,355		0	29,391		276,746
Richard F. Becker, Jr.	2006	220,000	15,000	(1)	0	0	0		0	17,786	(6)	239,286
Executive Vice	2005	200,000	52,000		0	0	0		0	10,918		262,918
President, Treasurer	2004	175,000	40,000		0	0	0		0	11,418		226,418
Arthur B. Champagne	2006	185,000	0		0	0	10,097	(2)	0	11,323	(7)	206,420
Senior Vice President	2005	170,000	36,000		0	0	15,669		0	20,474		242,143
	2004	157,500	27,000		0	0	13,526		0	20,974		219,000

(1)	Paid for services rendered in 2006 under the Corporate Executive’s Incentive Plan.

(2)	Paid for services rendered in 2006 under the National Dentex Laboratory Incentive Compensation Plan.

(3)	Represents $147,822 for life insurance premiums, $10,594 for use of an automobile, and $3,750 in matching contributions under National Dentex’s 401(k) plan.

(4)	Represents $4,810 for life insurance premiums, $10,649 for use of an automobile, and $3,500 in matching contributions under National Dentex’s 401(k) plan.

(5)	Represents $10,395 for use of an automobile and $3,750 in matching contributions under National Dentex’s 401(k) plan.

(6)	Represents $14,036 for use of an automobile and $3,750 in matching contributions under National Dentex’s 401(k) plan.

(7)	Represents $7,573 for use of an automobile and $3,750 in matching contributions under National Dentex’s 401(k) plan.

2006 GRANTS OF PLAN-BASED AWARDS

We did not grant any stock options or other plan-based awards to any of our employees during the fiscal year ended December 31, 2006. Accordingly, we have omitted the table otherwise required to be included detailing grants made for the last fiscal year to our named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table sets forth information concerning outstanding equity-based awards, including the potential dollar amounts realizable with respect to each award.

			Equity
			Incentive
			Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options	Options	Unearned	Exercise	Expiration
	(#)	(#)	Options	Price	Date
Name	Exercisable	Unexercisable	(#)	($)	(1)

David L. Brown	9,000	0	0	$13.6667	10-27-07
	9,000	0	0	10.1667	12-21-08
	11,250	0	0	8.6667	04-05-10
	58,500	0	0	13.5000	01-23-11
	91,500	0	0	13.3667	04-10-11
	18,000	0	0	16.4533	01-22-12
	12,000	0	0	13.3667	01-21-13

Donald E. Merz	6,000	0	0	13.6667	10-27-07
	9,000	0	0	10.1667	12-21-08
	11,250	0	0	8.6667	04-05-10
	30,000	0	0	13.5000	01-23-11
	18,000	0	0	16.4533	01-22-12
	12,000	0	0	13.3667	01-21-13

Richard F. Becker, Jr.	6,000	0	0	13.6667	10-27-07
	6,000	0	0	10.1667	12-21-08
	7,500	0	0	8.6667	04-05-10
	13,500	0	0	13.5000	01-23-11
	18,000	0	0	16.4533	01-22-12
	12,000	0	0	13.3667	01-21-13

Arthur B. Champagne	13,500	0	0	13.5000	01-23-11
	18,000	0	0	16.4533	01-22-12
	12,000	0	0	13.3667	01-21-13

Wayne M. Coll	1,500	0	0	13.6667	10-27-07
	3,000	0	0	10.1667	12-21-08
	3,000	0	0	8.6667	04-05-10
	3,000	0	0	13.9333	05-24-11
	3,600	0	0	16.4533	01-22-12
	3,000	0	0	13.3667	01-21-13

(1)	The expiration date of each option is the tenth anniversary of the date of grant. Each option vests in three equal increments beginning on the first anniversary of the grant date and on each of the second and third anniversaries of the grant date.

OPTION EXERCISES AND STOCK VESTED DURING 2006

The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during the fiscal year ended December 31, 2006.

	Option Awards			Stock Awards
	Number of		Value	Number of	Value
	Shares		Realized	Shares	Realized
	Acquired		Upon	Acquired	Upon
	on Exercise		Exercise	on Vesting	Vesting
Name	(#)		($)	(#)	($)

David L. Brown	3,000	(1)	$24,070	—	—
Wayne M. Coll	—		—	—	—
Donald E. Merz	2,250	(1)	22,642	—	—
Richard F. Becker, Jr	3,000	(1)	25,450	—	—
Arthur B. Champagne	4,500	(2)	64,725	—	—

(1)	Represents shares received upon exercise of options granted in April 1996 pursuant to the 1992 Long-Term Incentive Plan.

(2)	Represents shares received upon exercise of options granted in April 2000 pursuant to the 1992 Long-Term Incentive Plan.

PENSION BENEFITS

National Dentex does not have a defined benefit pension plan. Accordingly, we have omitted the table otherwise required to be included here detailing any pension benefit to our named executive officers. The table below under the caption “Nonqualified Deferred Compensation” provides information regarding certain plans that provide for payments at, following, or in connection with the retirement of our named executive officers.

NONQUALIFIED DEFERRED COMPENSATION

The following table includes information about the participation of our named executive officers in the two supplemental executive retirement plans discussed above on page 20 under the caption “Employee benefits and retirement plans.”

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
David L. Brown	$0	$16,488	$50,556	$0	$760,761
Wayne M. Coll	0	3,503	1,531	0	24,366
Donald E. Merz	0	0	29,772	0	397,700
Richard F. Becker, Jr.	0	0	7,284	0	95,164
Arthur B. Champagne	0	0	20,746	0	272,119

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table sets forth an estimate of the dollar amounts potentially payable to our named executive officers assuming termination of employment or change-in-control under various scenarios as of December 31, 2006. The applicable agreements are described above under “Compensation Discussion and Analysis.”

David L. Brown

						Termination
						Within Two
	Voluntary					Years of
	Termination			Involuntary	Involuntary	Change
	for	Early	Normal	Not for Cause	For Cause	in
	Good Reason	Retirement	Retirement	Termination	Termination	Control		Death	Disability

Severance	$0	$0	$0	$0	$0	$1,275,000		$0	$0
SERP(1)	1,000,000	n/a	1,000,000	1,000,000	1,000,000	1,000,000		1,000,000	1,000,000
Employment Agreement	850,000	0	0	850,000	0	0	(2)	850,000	850,000	(3)
TOTAL	$1,850,000	$0	$1,000,000	$1,850,000	$1,000,000	$2,275,000		$1,850,000	$1,850,000

Donald E. Merz

						Termination
						Within Two
	Voluntary					Years of
	Termination			Involuntary	Involuntary	Change
	for	Early	Normal	Not for Cause	For cause	in
	Good Reason	Retirement	Retirement	Termination	Termination	Control	Death	Disability

Severance	$0	$0	$0	$0	$0	$455,000	$0	$0
SERP(1)	455,000	n/a	455,000	455,000	455,000	455,000	455,000	455,000
TOTAL	$455,000	$0	$455,000	$455,000	$455,000	$910,000	$455,000	$455,000

Richard F. Becker, Jr.

						Termination
						Within Two
	Voluntary					Years of
	Termination			Involuntary	Involuntary	Change
	for	Early	Normal	Not for Cause	For cause	in
	Good Reason	Retirement	Retirement	Termination	Termination	Control		Death	Disability

Severance	$0	$0	$0	$0	$0	$507,000		$0	$0
SERP(1)	315,000	n/a	315,000	315,000	315,000	315,000		315,000	315,000
Employment Agreement	507,000	0	0	507,000	0	0	(3)	507,000	507,000	(3)
TOTAL	$822,000	$0	$315,000	$822,000	$315,000	$822,000		$822,000	$822,000

Arthur B. Champagne

						Termination
						Within Two
	Voluntary					Years of
	Termination			Involuntary	Involuntary	Change
	for	Early	Normal	Not for Cause	For cause	in
	Good Reason	Retirement	Retirement	Termination	Termination	Control	Death	Disability

Severance	$0	$0	$0	$0	$0	$406,000	$0	$0
SERP(1)	367,500	n/a	367,500	367,500	367,500	367,500	367,500	367,500
TOTAL	$367,500	$0	$367,500	$367,500	$367,500	$773,500	$367,500	$367,500

Wayne M. Coll

						Termination
						Within Two
	Voluntary					Years of
	Termination			Involuntary	Involuntary	Change
	for	Early	Normal	Not for Cause	For cause	in
	Good Reason	Retirement	Retirement	Termination	Termination	Control	Death	Disability

SERP(1)	$140,000	n/a	$140,000	$140,000	$140,000	$140,000	$140,000	$140,000
TOTAL	$140,000	$0	$140,000	$140,000	$140,000	$140,000	$140,000	$140,000

(1)	Payable in ten equal annual installments beginning when the executive terminates employment after attaining the age of 65.

(2)	The terms of the Employment Agreements stipulate that in the event of a change in control the determination and payment of any benefits following a qualified termination would be exclusively governed by the provisions of any existing Change in Control Severance Agreement. Under either agreement, the executives would also be entitled to continuation of health insurance and other welfare benefits.

(3)	In the case of termination for disability, payment would be reduced by the amount of disability compensation received by the executive pursuant to the National Dentex’s long-term disability plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our officers, directors and greater than 10% stockholders (“reporting persons”) to file certain reports with the SEC (“Section 16 reports”) with respect to beneficial ownership of our equity securities. Based solely on a review of the Section 16 reports furnished to us by or on behalf of the reporting persons and, where applicable, any written representation by any of them that Section 16 reports were not required, we believe that all Section 16(a) filing requirements applicable to our reporting persons during and with respect to 2006 have been complied with on a timely basis, except that a Form 3 for Dean A. Ribeiro, Vice President, Client Relations, disclosing his initial stock ownership position was four days late when it was filed on February 1, 2006.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Please remember that your vote at the meeting is very important to us regardless of the number of shares you own. Please vote your shares, whether or not you plan to attend the meeting, by completing the enclosed proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

Donald H. Siegel P.C.
Secretary

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY NATIONAL DENTEX CORPORATION

PROXY FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING
OF SHAREHOLDERS ON MAY 15, 2007
THIS PROXY IS BEING SOLICITED BY
THE BOARD OF DIRECTORS
     The undersigned, having received the Notice of Special Meeting in Lieu of Annual Meeting of Shareholders, Proxy Statement and the Annual Report of National Dentex Corporation (the “Company”), hereby appoint(s) David V. Harkins, David L. Brown, and Richard F. Becker or any one of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Shareholders of the Company to be held at Posternak Blankstein & Lund LLP, Prudential Tower, 800 Boylston Street, 33rd Floor, Boston, Massachusetts, 02199 at 10:00 a.m. on Tuesday, May 15, 2007 and at any adjournment or postponement thereof, and thereat, to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated hereon.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

			With-	For All
		For	hold	Except
1.	Proposal to elect the following persons as directors.	☐	☐	☐

	(01) David L. Brown	(04) David V. Harkins
	(02) Thomas E. Callahan	(05) James E. Mulvihill, D.M.D.
	(03) Jack R. Crosby	(06) Norman F. Strate

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee’s name(s) in the space provided below.

		For	Against	Abstain
2.
	Proposal to approve the Amendment to the Company’s 1992 Empoyees’ Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 150,000 shares (representing approximately 2.7% of the outstanding shares).	☐	☐	☐

		For	Against	Abstain
3.	Proposal to approve the appointment of PricewaterhouseCoopers LLP as Auditors.	☐	☐	☐

4.	In their discretion on any other matters as may properly come before the meeting or at any adjournment or postponement thereof.

Mark box at right if an address change or comment has been noted on the bottom portion of this card.				☐

Please check the box at right if you plan to attend the meeting on May 15.				☐
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

▲ Detach above card, sign, date and mail in postage paid envelope provided. ▲
NATIONAL DENTEX CORPORATION
     The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote (a) upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting, and (b) with respect to the selection of Directors in the event of any unforeseen emergency.
     Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.